UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Form 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

Oil States International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-16337	76-0476605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002

Registrant's telephone number, including area code: (713) 652-0582

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OIS	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2026 Annual Meeting of Stockholders of Oil States International, Inc. (the "Company") was held on May 12, 2026 (the "Annual Meeting"). At the Annual Meeting, the stockholders of the Company (i) elected two Class I members of the Board of Directors to serve until the 2029 Annual Meeting of Stockholders, (ii) approved, on an advisory basis, the compensation of the Company's named executive officers, and (iii) ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026. The voting results for each proposal were as follows:
1.    To elect two Class I members of the Board of Directors to serve until the 2029 Annual Meeting of Stockholders:

	For	Withheld	Broker Non-Votes
Lawrence R. Dickerson	45,025,638	1,039,882	5,563,681
Lloyd A. Hajdik	45,921,986	143,534	5,563,681
2.    To approve, on an advisory basis, the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
43,130,170	2,886,462	48,888	5,563,681
3.    To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026:

For	Against	Abstain
51,522,984	42,530	63,687

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL STATES INTERNATIONAL, INC.
(Registrant)

Date:	May 12, 2026	By:	/s/ MATTHEW E. AUTENRIETH
Matthew E. Autenrieth
Executive Vice President, Chief Financial Officer & Treasurer